Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                  FOR IMMEDIATE RELEASE                             480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293

          GLOBAL ENTERTAINMENT CORPORATION REPORTS FISCAL 2006 RESULTS

PHOENIX,  ARIZONA,  AUGUST 30, 2006 -- GLOBAL  ENTERTAINMENT  CORPORATION (AMEX:
GEE) - a company engaged in sports management, multi-purpose events center and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing, today reported results for the fiscal year ended May 31, 2006. Net income for the fiscal year ended May 31, 2006 was $245,055 compared to net income of $435,761 for the fiscal year ended May 31, 2005. Earnings per diluted share for the fiscal year ended May 31, 2006 were $0.04, compared to earnings per diluted share of $0.08 for the fiscal year ended May 31, 2005.

"We realized solid revenue growth in our ticketing and facility management divisions for the year however discussions with several communities regarding the development of entertainment districts that would include the development of an events center by our ICC division were extended beyond the end of fiscal 2006 and as a result we did not add a new hockey franchise in this fiscal year impacting our overall revenue growth. The material increase in revenue from our ticketing and facility management divisions demonstrates how our integrated entities support one another and provide a `one-stop-shop' for mid-sized communities desiring to develop multi-purpose events and entertainment centers," stated Rick Kozuback, president and chief executive officer of Global Entertainment Corporation. "We continued to significantly invest in people and infrastructure throughout the year in support of the national growth plan for our integrated subsidiaries that increased expenses and contributed to the decrease in net income for fiscal year 2006."

Kozuback continued, "In January 2006, we listed our common stock on the American Stock Exchange under the symbol GEE and in April 2006, we completed a $6.2 million private placement that has strengthened our balance sheet and will provide working capital for future projects. During the year we also added two highly qualified, independent directors to our Board of Directors broadening the scope of public company operational knowledge and guidance we have to draw upon.

"Our accomplishments in fiscal 2006 provide a solid platform as we move forward in fiscal year 2007. We expect three new multi-purpose events centers will open in time for the 2006/2007 CHL season that begins in October of this year. We have two new hockey teams and one existing team that will re-open in a new center bringing to 18 the total teams in our league. Moreover, the new facilities will generate added sources of revenue for our facility management division, Encore, marketing opportunities for GEMS and ticketing services by GetTix," Kozuback concluded.

                                                                         more...

Global Entertainment Corporation Reports Fiscal 2006 Results
August 30, 2006
Page 2


Global Entertainment Corporation is an integrated event and entertainment company focused on mid-size communities that is engaged, through its seven wholly owned subsidiaries, in sports management, multi-purpose events center and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing.. The WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in eight states. INTERNATIONAL COLISEUMS Company serves as project manager for events center development while ENCORE FACILITY MANAGEMENT coordinates all events center facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and events center developments and operations. GLOBAL DEVELOPMENT in conjunction with events center development projects works to maximize value and development potential of new properties. GLOBAL ENTERTAINMENT TICKETING (GetTix.Net) is an in-house ticketing company for sports and entertainment venues. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU-SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
     www.coliseums.com             www.Cragar.com           www.GetTix.net


     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2005, as filed with the Securities and Exchange Commission.

Global Entertainment Corporation Reports Fiscal 2006 Results
August 30, 2006
Page 3


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY OF OPERATIONS

                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)

                                                          For the twelve months ended
                                                           May 31,               May 31,
                                                            2006                  2005
                                                        ------------          ------------
Revenue                                                 $ 14,265,558          $ 13,473,284

Expenses                                                  14,100,075            12,571,031
                                                        ------------          ------------
Income from operations
                                                             165,483               902,253

Other income (expense)                                        28,572               (15,492)
                                                        ------------          ------------

Income before income taxes                                   194,055               886,761

Income tax benefit (expense)                                  51,000              (451,000)
                                                        ------------          ------------

Net income                                              $    245,055          $    435,761
                                                        ============          ============

Net Income per common share: Basic                      $       0.04          $       0.08

Weighted average number of common shares
 outstanding: Basic                                        5,519,895             5,343,786

Net Income per common share: Diluted                    $       0.04          $       0.08


Weighted average number of common shares outstanding:
  Diluted                                                  5,805,338             5,526,044


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